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                          AGREEMENT AND PLAN OF MERGER



                         Dated as of September 12, 1997



                                      Among


                             INTERNATIONAL BUSINESS
                              MACHINES CORPORATION,


                                NEW ORCHARD CORP.


                                       And


                              UNISON SOFTWARE, INC.

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                                TABLE OF CONTENTS


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                                   ARTICLE I

                                   The Merger

SECTION 1.01.  The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
SECTION 1.02.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
SECTION 1.03.  Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . 2
SECTION 1.04.  Effects of the Merger . . . . . . . . . . . . . . . . . . . . . 2
SECTION 1.05.  Certificate of Incorporation and By-Laws. . . . . . . . . . . . 2
SECTION 1.06.  Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
SECTION 1.07.  Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3


                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.01.  Effect on Capital Stock . . . . . . . . . . . . . . . . . . . . 3
SECTION 2.02.  Exchange of Certificates. . . . . . . . . . . . . . . . . . . . 6
SECTION 2.03.  Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . 9


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Representations and Warranties
                 of the Company. . . . . . . . . . . . . . . . . . . . . . . .11
SECTION 3.02.  Representations and Warranties
                 of Parent and Sub . . . . . . . . . . . . . . . . . . . . . .29


                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.01.  Conduct of Business . . . . . . . . . . . . . . . . . . . . . .33
SECTION 4.02.  No Solicitation . . . . . . . . . . . . . . . . . . . . . . . .38

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                                                                             ii

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                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01.  Preparation of the Form S-4 and the Proxy Statement;
                 Stockholders Meeting  . . . . . . . . . . . . . . . . . . . .40
SECTION 5.02.  Letters of the Company's Accountants. . . . . . . . . . . . . .41
SECTION 5.03.  Letters of Parent's Accountants . . . . . . . . . . . . . . . .41
SECTION 5.04.  Access to Information; Confidentiality. . . . . . . . . . . . .41
SECTION 5.05.  Reasonable Efforts; Notification. . . . . . . . . . . . . . . .42
SECTION 5.06.  Stock Options . . . . . . . . . . . . . . . . . . . . . . . . .43
SECTION 5.07.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . .45
SECTION 5.08.  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . .46
SECTION 5.09.  Public Announcements. . . . . . . . . . . . . . . . . . . . . .48
SECTION 5.10.  Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . .48
SECTION 5.11.  Stock Exchange Listing. . . . . . . . . . . . . . . . . . . . .48
SECTION 5.12.  Stockholder Agreement Legend. . . . . . . . . . . . . . . . . .48
SECTION 5.13.  Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . .49


                               ARTICLE VI

                          CONDITIONS PRECEDENT

SECTION 6.01.  Conditions to Each Party's Obligation to
                 Effect the Merger . . . . . . . . . . . . . . . . . . . . . .50
SECTION 6.02.  Conditions to Obligations of Parent
                 and Sub . . . . . . . . . . . . . . . . . . . . . . . . . . .51
SECTION 6.03.  Conditions to Obligation of the Company . . . . . . . . . . . .52
SECTION 6.04.  Frustration of Closing Conditions . . . . . . . . . . . . . . .53


                               ARTICLE VII

                    TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . .53
SECTION 7.02.  Effect of Termination . . . . . . . . . . . . . . . . . . . . .55
SECTION 7.03.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . .55
SECTION 7.04.  Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . .56


                              ARTICLE VIII

                           GENERAL PROVISIONS

SECTION 8.01.  Nonsurvival of Representations and
                 Warranties. . . . . . . . . . . . . . . . . . . . . . . . . .56
SECTION 8.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
SECTION 8.03.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .57
SECTION 8.04.  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . .58
SECTION 8.05.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .58
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                                                                            iii

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SECTION 8.06.  Entire Agreement; No Third-Party
                 Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . .58
SECTION 8.07.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .59
SECTION 8.08.  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . .59
SECTION 8.09.  Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . .59
SECTION 8.10.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . .60

                  AGREEMENT AND PLAN OF MERGER dated as of September 12, 1997, among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Parent"), NEW ORCHARD CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and UNISON SOFTWARE, INC., a Delaware corporation (the "Company").


          WHEREAS, the respective Boards of Directors of Parent, Sub and the Company, and Parent, acting as the sole stockholder of Sub, have approved the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain stockholders (the "Principal Stockholders") of the Company have entered into a Stockholder Agreement (the "Stockholder Agreement");

          WHEREAS, substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain stockholders of the Company who are employed by the Company have entered into Noncompetition Agreements (the "Noncompetition Agreements") pursuant to which such stockholders have, among other things, agreed to not have certain Relationships (as defined in the Noncompetition Agreements) with certain third parties during the Noncompetition Period (as defined in the Noncompetition Agreements);

          WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

          NOW, THEREFORE, in consideration of the representations,
warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:
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                                                                             2

                                    ARTICLE I

                                   THE MERGER

          SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Sub at the Effective Time (as defined in Section 1.03). Following the Merger, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL. At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in Section 8.03) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

          SECTION 1.02. CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

          SECTION 1.03. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Parent and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

          SECTION 1.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

          SECTION 1.05. CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, subject in all cases to
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                                                                            3

Section 5.07, except that the name of the Surviving Corporation in such Certificate of Incorporation will be changed to be "Unison Software, Inc.".

          (b) The By-Laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (subject in all cases to Section 5.07).

          SECTION 1.06. DIRECTORS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.07. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

          SECTION 2.01. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $.001 per share, of the Company ("Company Common Stock") or any shares of capital stock of Sub:

          (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall remain issued and outstanding from and after the Effective Time.

          (b) CANCELATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent shall automatically be canceled and retired and shall cease to exist, and no shares of capital stock, par value $1.25 per share, of Parent ("Parent Common Stock"), cash or other consideration shall be delivered in exchange therefor.
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                                                                            4

          (c) CONVERSION OF COMPANY COMMON STOCK. (i) Except as otherwise provided in Section 2.01(d) and subject to Sections 2.01(b) and 2.01(c)(iii), each issued and outstanding share of Company Common Stock, shall be converted into the right to receive, at the election of the holder thereof, one of the following (as adjusted pursuant to Section 2.01(d), the "Merger Consideration"):

               (A) for each such share of Company Common Stock with respect to which an election to receive Parent Common Stock ("Stock Consideration") has been effectively made, and not revoked or lost, pursuant to Section 2.03 (a "Stock Election"), the right to receive a number of shares of Parent Common Stock equal to a fraction (the "Exchange Ratio"), the numerator of which is $15 and the denominator of which is the Parent Common Stock Price.
          The "Parent Common Stock Price" means the average of the closing sales prices of Parent Common Stock on the New York Stock
          Exchange ("NYSE") Composite Transactions Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the date of the Effective Time; and

               (B) for each such share of Company Common Stock with respect to which an election to receive cash consideration (the "Cash Consideration") has been effectively made, and not revoked or lost, or deemed to have been made, pursuant to Section 2.03 (a
          "Cash Election"), the right to receive cash from Parent, in an amount equal to $15.

          (ii) As of the Effective Time all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and cash in lieu of fractional shares of Parent Common Stock in accordance with Section 2.02(e) upon the surrender of such Certificate in accordance with Section 2.02, without interest.

          (iii) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the
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                                                                           5

     Effective Time and that are held by a holder who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, as the case may be. If, after the Effective Time, such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the consideration described in Section 2.03(f), without any interest thereon. The Company shall give Parent prompt notice of any Dissenting Shares (and shall also give Parent prompt notice of any withdrawals of such demands for appraisal rights) and Parent shall have the right to direct all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal rights.

          (d) PRORATION.

          (i) The aggregate amount of cash to be paid to holders of Company Common Stock pursuant to this Article II (the "Cash Cap") shall not exceed the product of (x) $15 and (y) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time minus the sum of (A) the number of shares of Company Common Stock that will be canceled pursuant to Section 2.01(b) and (B) the number of Dissenting Shares and (z) 0.5.

          (ii) In the event that the aggregate amount of cash requested in Cash Elections received by (and deemed to have been received by) the Exchange Agent in accordance with Section 2.03 (the "Requested Cash Amount") exceeds the Cash Cap, each holder making a Cash Election (and each holder who is deemed to have made a Cash Election pursuant to Section 2.03) shall receive, with respect to each share of Company Common Stock for which a Cash Election has been made or deemed made, (x) cash in an amount equal to the product of (A) $15 and (B) the Cash Proration Factor (as defined below) (such product, the "Prorated Cash Amount") and (y) a number of shares of Parent Common Stock equal to a fraction, the numerator of which is equal to $15 minus the Prorated Cash Amount and the denominator of which is the Parent Common Stock Price. The "Cash Proration Factor" shall be a fraction, the numerator of which is the Cash Cap and the denominator of which is the Requested Cash Amount.

          SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. As of the Effective Time, Parent shall deposit with the Exchange Agent (as defined in Section 2.03(b)), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, the cash and certificates representing the shares of Parent Common Stock constituting the Merger Consideration (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
2.01 in exchange for outstanding shares of Company Common Stock.

          (b) EXCHANGE PROCEDURES. Following the Effective Time, each holder of an outstanding Certificate or Certificates shall, upon surrender to the Exchange Agent of such Certificate or Certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Parent Common Stock, if any, and the amount of cash, if any, into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If any certificate for such Parent Common Stock is to be issued in, or if cash is to be remitted to, a name other than that in which the Certificate surrendered for exchange is registered, it shall be condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person (as defined in Section 8.03) requesting such exchange shall pay to Parent or its transfer agent any transfer or other taxes (as defined in Section 3.01(m)) required by reason of the issuance of Certificates for such Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of Parent or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.01. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of Parent Common Stock.

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

          (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Common Stock, SUBJECT, HOWEVER, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this
Article II.

          (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

          (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of Parent Common Stock multiplied by the Parent Common Stock Price.

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

          (g) NO LIABILITY. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent
Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

          (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the

Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

          (j) WITHHOLDING RIGHTS. Parent, Sub or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, Sub or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, Sub or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, Sub or the Exchange Agent.

          SECTION 2.03. ELECTIONS. (a) Each person who, on or prior to the Election Date referred to in (c) below, is a record holder of shares of Company Common Stock shall be entitled, with respect to all or any portion of such shares, to make a Stock Election or a Cash Election on or prior to such Election Date, on the basis hereinafter set forth.

          (b) Prior to the mailing of the Proxy Statement (as defined in Section 3.01(d)), Sub shall appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration.

          (c) Parent shall prepare and mail a form of election, which form shall be subject to the reasonable approval of the Company (the "Form of Election"), with the Proxy Statement to the record holders of Company Common Stock as of the record date for the Stockholders Meeting (as defined in Section 5.01(b)), which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to elect to receive the Stock Consideration or the Cash Consideration for any or all shares of Company Common Stock held by such holder. The Company will use its best efforts to make the Form of Election and the Proxy Statement available to all persons who become record holders of Company Common Stock during the period between such record date and the Election Date referred to below. Any such holder's election to receive the Stock Consideration shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the business day next preceding the date of the Stockholders Meeting (the "Election Date"), a Form of Election properly completed and signed and accompanied by the Certificates for the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within three NYSE trading days after the date of execution of such guarantee of delivery).

          (d) Any Form of Election may be revoked, by the stockholder who submitted such Form of Election to the Exchange Agent, only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., New York City time on the Election Date or (ii) 60 days after the date the Proxy Statement is first mailed to holders of Company Common Stock, if the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Parent and the Company that the Merger has been abandoned. If a Form of Election is revoked, the Certificate or Certificates (or guarantees of delivery, as appropriate) for the shares of Company Common Stock to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

          (e) The good faith determination of the Exchange Agent whether or not elections to receive the Stock Consideration have been properly made or revoked pursuant to this Section 2.03 with respect to shares of Company Common Stock and when elections and revocations were received by it shall be binding. If no Form of Election is received with respect to shares of Company Common Stock, or if the Exchange Agent determines that any election to receive the Stock Consideration was not properly made with respect to shares of Company Common Stock, a Cash Election shall be deemed to have been made with respect to such shares and such shares shall be exchanged in the Merger for Cash Consideration pursuant to Section 2.01(c)(i)(B) (subject to
Section 2.01(d)). In addition, for purposes of calculating the Requested Cash Amount, each holder of shares of Company Common Stock who has delivered a demand for appraisal of such holder's shares shall be deemed to have made a Cash

Election with respect to such shares. The Exchange Agent shall also make all computations as to the proration contemplated by Section 2.01(d) (which computation shall be made as soon as practicable following the third NYSE trading day after the Election Date), and absent manifest error any such computation shall be conclusive and binding on the holders of shares of Company Common Stock. The Exchange Agent may, with the mutual agreement of Parent and the Company, make such rules as are consistent with this Section
2.03 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

          (f) If, after the Effective Time, a holder of Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive for each such share the amount in cash (and, if applicable, the number of shares of Parent Common Stock (subject to Section 2.02(e))), without interest, that a holder of a share (a "Nondissenting Share") of Company Common Stock who had made or had been deemed to have made a Cash Election with respect to such Nondissenting Share pursuant to Section
2.03 prior to the Election Date would have received with respect to such Nondissenting Share (it being understood that no adjustment shall be made to the proration computation (if any) made following the Election Date to give effect to the withdrawal of, or the failure to perfect, the demand for appraisal with respect to such Dissenting Shares).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

          (a) ORGANIZATION, STANDING AND CORPORATE POWER. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or be in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on the Company. The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and Bylaws and the certificates of incorporation and by-laws (or similar organizational documents) of each of its subsidiaries, in each case as amended to the date hereof.

          (b) SUBSIDIARIES. The only subsidiaries of the Company are Unison Software Texas, Inc., Unison Software U.K. Limited and Unison Software International. All the outstanding shares of capital stock of each such subsidiary (other than director qualifying shares of foreign subsidiaries) are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, association or other entity.

          (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share. At the close of business on September 11, 1997, (i) 11,968,588 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury and (iii) 1,967,824 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Plans (as defined in Section 5.06) (including 71,829 shares reserved pursuant to the ESPP (as defined in Section 3.01(l)). Except as set forth above, at the close of business on September 11, 1997, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights or rights (other than Stock

     Options (as defined in Section 5.06)) to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, and except for Stock Options that may be granted as permitted under clause (z) of Section 4.01(a)(ii), there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, arrangements, obligations or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, arrangement, obligation or undertaking. There are not any outstanding contractual obligations (i) of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) of the Company to vote or to dispose of any shares of the capital stock of any of its subsidiaries.

          (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Stockholder Approval (as defined in Section 3.01(q)), to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in each case, to receipt of the Stockholder Approval. This

     Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company under, any provision of (i) the Certificate of Incorporation or Bylaws of the Company or the certificates of incorporation or by-laws (or similar organizational documents) of any of its subsidiaries, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other material contract, commitment, agreement, arrangement, obligation, undertaking, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (2) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not have a material adverse effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (e) SEC DOCUMENTS. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the SEC by the Company since July 1, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes). Except as set forth in the Filed SEC Documents (as defined in Section 3.01(g)), the Company and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that individually or in the aggregate would have a material adverse effect on the Company.

          (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

          (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the "Filed SEC Documents"), since the date of the most recent financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change (as defined in Section 8.03) with respect to the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock except for dividends by a wholly owned subsidiary of the Company to its parent, or any purchase, redemption or other acquisition of any of the Company's capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's or any of its subsidiaries' capital stock, (iv) (x) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, in each case to any officer, director or employee, (y) any granting by the Company or any of its subsidiaries to any officer or employee of any increase in severance or termination pay or (z) any entry by the Company or any of its subsidiaries into (A) any currently effective employment, severance, termination or indemnification agreement, or consulting agreement (other than in the ordinary course of business consistent with past practice), with any current or former officer, director, employee or consultant or (B) any agreement with any current or former officer, director, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would have a material adverse effect on the Company, (vi) any change in accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP, (vii) any tax election that individually or in the aggregate would have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability, (viii) any revaluation by the Company of any of its material assets or (ix)(A) any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 3.01(p)) or rights thereto other than licenses in the ordinary course of business consistent with past practice or (B) any amendment or consent with respect to any licensing agreement filed, or required to be filed, by the Company with the SEC.

          (h) LITIGATION. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on the Company, nor is there any judgment, order, decree, injunction, statute, law, ordinance, rule or regulation of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on the Company.

          (i) CONTRACTS. Except as disclosed in the Filed SEC Documents as of the date hereof, there are no contracts or agreements that are of a nature required to be filed as an exhibit to any Filed SEC Document under the Exchange Act and the rules and regulations promulgated thereunder. Neither the Company nor any of its subsidiaries is in violation of or in default (with or without notice or lapse of time, or both) under any lease, permit, concession, franchise, license or any other contract, commitment, agreement, arrangement, obligation or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries has entered into any contract, commitment, agreement, arrangement or understanding with any affiliate (as defined in Section 8.03) of the Company that is currently in effect other than agreements that are (i) disclosed in the Filed SEC Documents or (ii) not of a nature required to be disclosed in the SEC Documents. Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant restricting in any material respect the development, marketing or distribution of the Company's products or services.

          (j) COMPLIANCE WITH LAWS. The Company and its subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of possible noncompliance that individually or in the aggregate would not have a material adverse effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. The Company and its subsidiaries have in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, franchises, licenses and rights (collectively "Permits") necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted and there has occurred no violation of, or default under, any such Permit, except for the lack of Permits and for violations of, or defaults under, Permits which lack, violation or default individually or in the aggregate would not have a material adverse effect on the Company. The Merger, in and of itself, would not cause the revocation or cancelation of any such Permit, which revocation or cancelation would have a material adverse effect on the Company.

          (k) ABSENCE OF CHANGES IN BENEFIT PLANS; EMPLOYMENT AGREEMENTS; LABOR RELATIONS. Except as disclosed in the Filed SEC Documents, since the date of the most recent financial statements included in the Filed SEC Documents and until the date hereof, there has not been any termination, adoption, amendment or agreement to amend in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding providing benefits to any current or former officer, director or employee of the Company or any of its subsidiaries (collectively, "Benefit Plans"), except that the Amended and Restated 1993 Director Stock Option Plan (the "Director Plan") may be amended to permit the Stock Options outstanding thereunder to be assumed by Parent in connection with the Merger. Except as disclosed in the Filed SEC Documents, as of the date hereof there exist no currently binding (i) employment, severance, termination or indemnification agreements or material consulting agreements between the Company or any of its subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its subsidiaries or (ii) agreements between the Company or any of its subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement. There are no collective bargaining or other labor union agreements to which the Company or any of its subsidiaries is a party or by which it is bound. Since July 1, 1995, neither the Company nor any of its subsidiaries has encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

          (l) ERISA COMPLIANCE. (i) Section 3.01(l)(i) of the Company Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained or contributed to by the Company or any of its subsidiaries or any person or entity that, together with the Company or any of its subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "Commonly Controlled Entity") for the benefit of any current or former officers, directors or employees of the Company or any of its subsidiaries. The Company has made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in accordance with its terms, except where the failure to so administer would not, individually or in the aggregate, have a material adverse effect on the Company. The Company and its subsidiaries and all the Benefit Plans are all in compliance with applicable provisions of ERISA and the Code, except for instances of possible noncompliance that would not, individually or in the aggregate, have a material adverse effect on the Company.

          (ii) All Pension Plans have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs.

          (iii) Neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

          (iv) With respect to any Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time.

          (v) Section 3.01(l)(v) of the Company Disclosure Schedule lists all Stock Options (excluding under the 1995 Employee Stock Purchase Plan (the "ESPP")) outstanding as of the date hereof, indicating for each such option (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price and separately sets forth the same information for all Stock Options outstanding under the Director Plan.

          (vi) No officer or employee of the Company or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or any benefits under any Benefits Plan the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (vii) The deduction of any amount payable pursuant to the terms of the Benefit Plans or any other employment contracts or arrangements will not be subject to disallowance under Section 162(m) of the Code.

          (m) TAXES. (i) The Company and each of its subsidiaries has timely filed all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports required to be filed by each such entity. All such returns and reports are complete and correct in all material respects. The Company and each of its subsidiaries has timely paid all taxes due with respect to the taxable periods covered by such returns and reports and all other material taxes, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

          (ii) No Federal, state or local, domestic or foreign, income or franchise tax return or report or any other material tax return or report of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been timely paid. No material issues relating to taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no material issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. No Federal, state or local, domestic or foreign, tax return or report of the Company or any of its subsidiaries has ever been under audit or examination by the IRS or other relevant taxing authority. The relevant statute of limitations is closed with respect to the United States Federal tax returns of the Company and its subsidiaries for all years through 1991.

          (iii) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

          (iv) No material Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for taxes not yet due.

          (v) None of the Company or any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

          (vi) None of the Company or any of its subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local tax law, domestic or foreign, or for any other reason.

          (vii) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any officer, director or employee of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan or other compensation arrangement currently in effect would be characterized as an "excess parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

          (viii) The Company and its subsidiaries have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any foreign Federal laws or any state or local laws, domestic and foreign) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

          (ix) As used in this Agreement, "taxes" shall include all Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto.

          (o) TITLE TO PROPERTIES. (i) The Company and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not have a material adverse effect on the Company. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate would not have a material adverse effect on the Company.

          (ii) Each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect as individually or in the aggregate would not have a material adverse effect on the Company. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate would not have a material adverse effect on the Company.

          (p) INTELLECTUAL PROPERTY. (i) The Company has made available to Parent true and correct copies of all license agreements relating to Intellectual Property to which the Company or any of its subsidiaries is a party.

          (ii) Except to the extent that any of the following (or the circumstances giving rise to such inaccuracy) would not have a material adverse effect on the Company:

          (A) the Company and each of its subsidiaries owns, or is licensed or otherwise has the right to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted;

          (B) there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property owned by, licensed to and/or otherwise used by the Company or its subsidiaries;

          (C) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by, licensed to and/or otherwise used by the Company or its subsidiaries;

          (D) to the knowledge of the Company, none of the former or current members of management or key personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of computer software or other Intellectual Property of the Company or any of its subsidiaries, have any valid claim against the Company or any of its subsidiaries in connection with the involvement of such persons in the conception and development of any computer software or other Intellectual Property of the Company or any of its subsidiaries, and no such claim has been asserted or threatened;

          (E) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right, license or encumbrance relating to, Intellectual Property owned by the Company or with respect to which the Company now has or has had any agreement with any third party, or any right of termination, cancelation or acceleration of any material Intellectual Property right or obligation set forth in any agreement to which the Company is a party, or the loss or encumbrance of any Intellectual Property or material benefit related thereto, or result in the creation of any Lien in or upon any Intellectual Property or right, other than under certain contracts and agreements, the material ones of which are set forth on Section 3.01(p) of the Company Disclosure Schedule, that (1) provide for their termination upon a change of control of the Company or (2) contain provisions restricting their assignment;

          (F) except in the ordinary course of business consistent with past practice, no licenses or rights have been granted to distribute the source code of, or to use the source code to create Derivative Works (as hereinafter defined) of, any product currently marketed by, commercially available from or under development by the Company or any of its subsidiaries for which the Company possesses the source code; and

          (G) the Company and each of its subsidiaries has taken reasonable and necessary steps to protect their Intellectual Property and their rights thereunder, and to the knowledge of the Company no such rights to Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company or any of its subsidiaries.

          As used herein, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgement, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work as well as translation from one human language to another and from one type of code to another.

          (iii) For purposes of this Agreement, "Intellectual Property" shall mean trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code and data); licenses, immunities, covenants not to sue and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

          (q) VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Stockholders Meeting or any adjournment or postponement thereof to approve and adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and approve the transactions contemplated hereby.

          (r) STATE TAKEOVER STATUTES. The Board of Directors of the Company has approved the Merger, this Agreement, the Stockholder Agreement, the acquisition by Parent in open market purchases of such number of additional shares of Company Common Stock as shall constitute, when taken together with the shares of Company Common Stock subject to the Stockholder Agreement, 40% of the fully diluted number of shares of Company Common Stock (the "Open Market Purchases") and the other transactions contemplated by this Agreement and the Stockholder Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stockholder Agreement, the Open Market Purchases and the other transactions contemplated by this Agreement and the Stockholder Agreement, the provisions of Section 203 of the DGCL to the extent, if any, such Section would otherwise be applicable to the Merger, this Agreement, the Stockholder Agreement, the Open Market Purchases and the other transactions contemplated by this Agreement and the Stockholder Agreement.

          (s) BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the Stockholder Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, legal counsel or other person retained by the Company in connection with this Agreement or the Stockholder Agreement or the transactions contemplated hereby or thereby incurred or to be incurred by the Company in connection with this Agreement and the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement will not exceed the fees and expenses set forth in Section 3.01(s) of the Company Disclosure Schedule except under the circumstances discussed by the parties prior to the date hereof.

          (t) OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Goldman, Sachs & Co. to the effect that, as of the date hereof, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders, a copy of which opinion has been, or promptly upon receipt thereof will be, delivered to Parent.

          SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub represent and warrant to the Company as follows:

          (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or be in good standing individually or in the aggregate would not have a material adverse effect on Parent.
     Parent has delivered to the Company complete and correct copies of its Certificate of Incorporation and By-Laws and the Certificate of Incorporation and By-Laws of Sub, in each case as amended to the date hereof.

          (b) AUTHORITY; NONCONTRAVENTION. Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement (and, in the case of Parent, the Stockholder Agreement), and to consummate the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Stockholder Agreement). The execution, delivery and performance of this Agreement by Parent and Sub (and, in the case of Parent, the Stockholder Agreement) and the consummation of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Stockholder Agreement) have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement (and, in the case of Parent, the Stockholder Agreement) or to consummate the transactions contemplated hereby (or, in the case of Parent, those contemplated by the Stockholder Agreement). This Agreement (and, in the case of Parent, the Stockholder Agreement) has been duly executed and delivered by Parent and Sub, as applicable, and constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery of this Agreement and the Stockholder Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Stockholder Agreement and compliance with the provisions of this Agreement and the Stockholder Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the Certificate of Incorporation or By-Laws of Parent or Sub or similar organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other material contract, commitment, agreement, arrangement, obligation, undertaking, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement (and, in the case of Parent, the Stockholder Agreement) by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Stockholder Agreement), except for (1) the filing of a premerger notification and report form under the HSR Act, (2) the filing with the SEC of the Form S-4 and such reports under the Exchange Act as may be required in connection with this Agreement or the Stockholder Agreement and the transactions contemplated by this Agreement or the Stockholder Agreement, (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (4) filings with the NYSE and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings (i) as may be required under the "blue sky" laws of various states or (ii) the failure of which to be obtained or made individually or in the aggregate would not have a material adverse effect on Parent, impair in any material respect the ability of Parent or Sub to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (c) PARENT SEC DOCUMENTS. Parent has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed with the SEC by Parent since January 1, 1996 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document, none of the Parent SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended

     (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes).

          (d) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it is first mailed to the Company's stockholders or at the time of Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

          (e) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement ("Filed Parent SEC Documents"), since the date of the most recent financial statements included in the Filed Parent SEC Documents, Parent has conducted its business only in the ordinary course consistent with past practice, and there has not been
     (i) any material adverse change with respect to Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's capital stock (except for regular quarterly cash dividends) or
     (iii) any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

          (f) INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (g) PARENT COMMON STOCK. The shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or other statutory right of stockholders and will be issued in compliance with applicable United States Federal and state securities laws.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

          SECTION 4.01. CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time, the Company shall and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with the manner as heretofore conducted and use reasonable efforts to comply in all material respects with all applicable laws, rules and regulations and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their current business organization, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, except as set forth in Section 4.01 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock except for dividends by a wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their existing stock option or purchase agreements;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms or as contemplated by Section 5.06),
     (y) the issuance of shares of Company Common Stock to participants in the ESPP in accordance with its current terms and (z) grants of Stock Options to purchase up to 250,000 shares of Company Common Stock in the ordinary course of business consistent with past practice and with an exercise price per share at least equal to the market value of Company Common Stock on the date of grant, and the issuance of shares of Company Common Stock upon exercise of such Stock Options);

          (iii) amend its certificate of incorporation or bylaws (or similar organizational documents);

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other entity or division thereof or (y) any assets which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $250,000, except purchases of inventory, components and raw materials in the ordinary course of business consistent with past practice and except for capital expenditures (which are covered by clause (vii) below);

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of inventory or used equipment in the ordinary course of business consistent with past practice;

          (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than (I) as provided for under any current Benefit Plan in the ordinary course of business consistent with past practice, (II) to the Company or any direct or indirect wholly owned subsidiary of the Company and (III) for advances to customers and employees, in each case in the ordinary course of business consistent with past practice;

          (vii) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $250,000;

          (viii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any materially adverse respect, any confidentiality, standstill or similar agreements to which the Company or any of its subsidiaries is a party;

          (ix) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company or such subsidiary is a party or waive, release or assign any material rights or claims thereunder;

          (x) enter into any contracts, agreements, or obligations relating to
     (i) the distribution, sale,
     license or marketing by third parties of the Company's products or products licensed by the Company or (ii) material Intellectual Property (other than in the ordinary course of business consistent with past practice), it being understood that the Company may continue to obtain licenses to Intellectual Property owned by third parties in the ordinary course of business consistent with past practice, execute confidentiality agreements in the ordinary course of business consistent with past practice, and enter into agreements in the ordinary course of business consistent with past practice permitting third parties access to source code held in escrow, other than in the case of clauses (i) and
     (ii) above, pursuant to any such contracts, agreements or obligations existing as of the date hereof in accordance with their terms;

          (xi) except as otherwise contemplated by this Agreement or as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (A) terminate, adopt, enter into or amend any collective bargaining agreement or Benefit Plan (except that the Director Plan may be amended to permit the Stock Options outstanding thereunder to be assumed by Parent in connection with the Merger), (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any officer, director or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice), (C) pay any material benefit not provided for under any Benefit Plan, (D) increase in any manner the severance or termination pay of any officer or employee, (E) enter into (I) any employment, severance, termination or indemnification agreement, or consulting agreement (other than in the ordinary course of business consistent with past practice), with any current or former officer, director, employee or consultant or (II) any agreements with any current or former officer, director, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (F) grant any awards under any Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) other than as permitted under clause (z) of Section 4.01(a)(ii), (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, contract, agreement or arrangement or Benefit Plan or (H), except to the extent required under any Benefit Plan on the date hereof, take any action to accelerate the vesting of payment of any compensation or benefit under any Benefit Plan;

          (xii) except as otherwise contemplated by this Agreement, enter into any contract or agreement that is of a nature required to be filed as an exhibit to Form 10-K under the Exchange Act and the rules and regulations promulgated thereunder, other than contracts for the sale or licensing of the Company's products in the ordinary course of business;

          (xiii) form any subsidiary of the Company;

          (xiv) revalue any of its material assets or, except as required by GAAP, make any change in accounting methods, principles or practices; or

          (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) CERTAIN TAX MATTERS. During the period from the date of this Agreement to the Effective Time, (i) the Company and each of its subsidiaries will timely file all Federal, state and local, domestic and foreign, income and franchise tax returns and reports ("Post-Signing Returns") required to be filed by each such entity (after taking into account any extensions); (ii) the Company and each of its subsidiaries will timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company or any of its subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company and each of its subsidiaries will promptly notify Parent of any suit, claim action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any tax where there is a reasonable possibility of a determination or decision which would have a material adverse effect on the Company's or any of its subsidiaries' tax liabilities or tax attributes and will not settle or compromise any such Action without Parent's consent; and (v) none of the Company or any of its subsidiaries will make any material tax election without Parent's consent, which consent shall not be unreasonably withheld.

          SECTION 4.02. NO SOLICITATION. (a) The Company shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal; PROVIDED, HOWEVER, that if, at any time prior to receipt of the Stockholder Approval the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to a Takeover Proposal that was unsolicited or that did not otherwise result from a breach of this Section 4.02(a), and subject to compliance with Section 4.02(c), (x) furnish information with respect to the Company to any person pursuant to a customary and reasonable confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company or any of its subsidiaries (other than the purchase of the Company's products in the ordinary course of business) or more than a 20% interest in the total voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the total voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement or the Stockholder Agreement.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or publicly propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "Acquisition Agreement") with respect to any Takeover Proposal. Notwithstanding the foregoing, prior to receipt of the Stockholder Approval, the Board of Directors of the Company, to the extent it determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any Superior Proposal (as hereinafter defined) or cause the Company to terminate this Agreement in accordance with Section 7.01(b)(iv) (and concurrently with or after such termination, if it so chooses, cause the Company to enter into an Acquisition Agreement with respect to a Superior Proposal), in each case at any time after the third business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal (it being understood that any amendment to the price or material terms of a Superior Proposal shall require an additional Notice of Superior Proposal and an additional one business day period thereafter to the extent permitted under applicable law). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is capable of being obtained by such third party.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company promptly shall advise Parent orally and in writing of any request for non-public information which the Company reasonably believes would lead to a Takeover Proposal or of any Takeover Proposal, or any inquiry with respect to or which the Company reasonably believes would lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any such request, Takeover Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

          (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the majority of the members of the Board of Directors of the Company, after consultation with independent counsel, failure to so disclose would be inconsistent with applicable laws; PROVIDED that none of the Company nor its Board of Directors nor any committee thereof shall, except in accordance with the provisions of Section 4.02(b), withdraw or modify, or publicly propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

          SECTION 5.01. PREPARATION OF THE FORM S-4 AND THE PROXY STATEMENT; STOCKHOLDERS MEETING. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and under the Company Stock Plans. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement.

          (b) The Company will, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval. The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement, except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval of this Agreement or the Merger in accordance with Section 4.02(b) or terminated this Agreement in accordance with Section 7.01(b)(iv). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

          SECTION 5.02. LETTERS OF THE COMPANY'S ACCOUNTANTS. The Company shall use its reasonable efforts to cause to be delivered to Parent two "comfort" letters in customary form from Coopers & Lybrand L.L.P., the Company's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Parent.

          SECTION 5.03. LETTERS OF PARENT'S ACCOUNTANTS. Parent shall use its reasonable efforts to cause to be delivered to the Company two "comfort" letters in customary form from Price Waterhouse LLP, Parent's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in the form customarily given to underwriters in securities offerings of Parent in the past.

          SECTION 5.04. ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) make available to Parent (a) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of United States Federal or state securities laws or the United States Federal tax laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (including Coopers & Lybrand L.L.P.'s work papers).
Except as required by law, Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and controlled affiliates to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with the IBM Business Development Agreement for Exchange of Confidential Information dated July 9, 1997, between Parent and the Company (as amended on August 18, 1997 and as it may be further amended from time to time, the "Confidentiality Agreement").

          SECTION 5.05. REASONABLE EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Stockholder Agreement, the Open Market
Purchases or any of the other transactions contemplated by this Agreement or the Stockholder Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Stockholder Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Stockholder Agreement, the Open Market Purchases and the other transactions contemplated by this Agreement. Nothing in this Agreement shall be deemed to require Parent or the Company to dispose of any significant asset or collection of assets.

          (b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          SECTION 5.06. STOCK OPTIONS. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans, as defined below) shall adopt such resolutions or take such other actions (if any) as may be required to effect the following:

          (i) adjust the terms of all outstanding options to purchase shares of Company Common Stock (the "Stock Options") granted under any plan or arrangement providing for the grant of options to purchase shares of Company
     Common Stock to current or former officers, directors, employees or consultants of the Company (the "Company Stock Plans"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Stock Option by the Exchange Ratio, at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by
     (B) the number of shares of Parent Common Stock deemed purchasable pursuant to such Stock Option (each, as so adjusted, an "Adjusted Option"); PROVIDED that such exercise price shall be rounded up to the nearest whole cent; and

          (ii) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

          (b) The adjustments provided herein with respect to any Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

          (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time.

          (d) No later than the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options may remain outstanding.

          (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Stock Options and that such Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

          (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the United States Federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

          (g) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the Stock Options, all restrictions or limitations on transfer and vesting with respect to Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

          (h) The Company shall terminate the ESPP by having its Board of Directors amend the ESPP as necessary to provide that: (i) any shares of Company Common Stock to be purchased under the ESPP shall be purchased under the ESPP on a new "Exercise Date" (as such term is defined in the ESPP) set by the Board of Directors, which Exercise Date shall be on the last trading day immediately prior to the Effective Time, or such earlier time as the Board shall specify, and (ii) immediately following such purchase of shares of Company Common Stock, the ESPP shall terminate.

          SECTION 5.07. INDEMNIFICATION. (a) From and after the consummation of the Merger, Parent will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement in effect at such time between the Company and each person who is or was a director or officer of the Company at or prior to the Effective Time and (ii) any indemnification provisions under the Company's Certificate of Incorporation or By laws as each is in effect on the date hereof (the persons to be indemnified pursuant to the agreements or provisions referred to in clauses (i) and (ii) of this Section 5.07(a), the "Indemnified Parties"). The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and By-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party; PROVIDED, HOWEVER, that Parent shall not be required to maintain the Surviving Corporation's existence as a separate corporation. Until the earlier to occur of (i) six years from the Effective Time and (ii) the expiration of the current term of the Company's directors' and officers' liability insurance policy (the "Company Policy"), Parent shall maintain in effect the Company Policy (or, in lieu of maintaining such insurance, cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries or otherwise obtained by Parent, so long as the terms thereof are no less advantageous to the intended beneficiaries thereof than those of the Company Policy), covering those persons who are covered by the Company Policy; PROVIDED, HOWEVER, that in no event shall Parent be required to expend in any one year an amount in excess of 200% of the annual premiums most recently paid by the Company for such insurance, and, PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, Parent shall only be obligated to obtain the greatest coverage available under such policy for a cost not exceeding such amount.

          (b) This Section 5.07 shall survive the consummation of the Merger at the Effective Time, is intended to be for the benefit of the Company, Parent, the Surviving Corporation and each Indemnified Party and such Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

          SECTION 5.08. FEES AND EXPENSES. (a) All fees and expenses incurred in connection with the Merger, this Agreement, the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4, shall be shared equally by Parent and the Company.

          (b) In the event that this Agreement is terminated by any party hereto pursuant to

Section 7.01(b)(iv), the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a fee equal to $6 million in immediately available funds (the "Termination Fee"). If, at the time of any termination of this Agreement by any party hereto pursuant to
Section 7.01(b)(i), 7.01(b)(iii) or 7.01(c), a Takeover Proposal shall have been publicly announced or otherwise publicly disclosed and not publicly withdrawn and prior to the date 12 months following the date of the termination of this Agreement the Company shall either (x) consummate a Company Acquisition (as hereinafter defined) or (y) enter into a written Acquisition Agreement providing for a Company Acquisition, then the Company shall pay to Parent the Termination Fee in immediately available funds in the case of clause (x) concurrently with the consummation of such Company Acquisition or in the case of clause (y) concurrently with the consummation of the transaction subject to such Acquisition Agreement (whether or not such transaction is consummated prior to the date 12 months following the date of the termination of this Agreement, but only in the event that such transaction subject to such Acquisition Agreement is in fact consummated); provided, however, that no Termination Fee shall be payable pursuant to this sentence if this Agreement is terminated pursuant to Section 7.01(b)(iii) and a material adverse change with respect to Parent had occurred and had not been cured prior to the date of the Stockholders Meeting. The Company acknowledges that the agreements contained in this Section 5.08(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.08(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amounts set forth in this Section 5.08(b), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this
Section 5.08(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. "Company Acquisition" shall mean any of the following transactions or series of related transactions:
(i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction or series of related transactions hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or transactions (other than the transactions contemplated by this Agreement);
(ii) a sale
by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 40% of the fair market value of the Company's business immediately prior to such sale; or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of 40% or more of the then outstanding shares of capital stock of the Company.

          SECTION 5.09. PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, the Stockholder Agreement or the Noncompetition Agreements, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.
The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

          SECTION 5.10. AFFILIATES. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, in the Company's reasonable judgment, at the time this Agreement is submitted for approval and adoption to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

          SECTION 5.11. STOCK EXCHANGE LISTING. To the extent Parent does not issue treasury shares in the Merger or under the Company Stock Plans which are already listed, Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

          SECTION 5.12. STOCKHOLDER AGREEMENT LEGEND. The Company will inscribe upon any Certificate representing

Subject Shares tendered by a Stockholder (as such terms are defined in the Stockholder Agreement) for such purpose the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF UNISON SOFTWARE, INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF SEPTEMBER 12, 1997, AND ARE SUBJECT TO TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF UNISON SOFTWARE, INC.".

          SECTION 5.13. TAX TREATMENT. (a) The parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each party and its affiliates shall use reasonable efforts to cause the Merger to so qualify and to obtain the opinions of Wilson Sonsini Goodrich & Rosati, counsel to the Company, and Cravath, Swaine & Moore, counsel to Parent, in each case to the effect that the Merger will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and that Parent, Sub and Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code; it being understood that in rendering such opinions, such tax counsel shall be entitled to rely upon representations provided by the parties hereto and certain Company stockholders contained in certain customary representation letters as reasonably requested by such counsel. Each of Parent, the Company and their respective affiliates shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and each shall use reasonable efforts to obtain the opinion of counsel referred to in Sections 6.02(e) and 6.03(c).

          (b) In the event of the issuance of final or temporary Treasury regulations relating to the continuity of shareholder interest (proposed regulations on the topic were issued in the Federal Register on December 23, 1996 (Reg-252231-96); these regulations would, among other things, add a new section 1.368-1(e) to existing regulations), the parties agree to use their reasonable best efforts to take advantage of, and comply with, any provisions therein (such as an election and/or reporting requirements) to the extent necessary to cause such regulations to apply to the Merger.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

          SECTION 6.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

          (b) NYSE LISTING. The shares of Parent Company Stock issuable to the Company's stockholders in the Merger and under the Company Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (c) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or statute, rule or regulation (collectively, "Restraints") preventing the consummation of the Merger shall be in effect.

          (e) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (f) TAX OPINIONS. The opinions of Wilson Sonsini Goodrich & Rosati, counsel to the Company, and Cravath, Swaine & Moore, counsel to Parent, shall have been delivered to the Company and Parent, respectively, in form and substance reasonably satisfactory to the Company and Parent, respectively, stating that the Merger will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of
     Section 368(a) of the Code and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinions, such counsel shall be entitled to rely upon customary representations reasonably requested by such counsel and made by Parent, Sub, Company and certain Company stockholders. The opinions shall be dated the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of the Company and shall not have been withdrawn or modified in any material respect.

          SECTION 6.02. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date except (i) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such specific date) and (ii) for breaches of representations and warranties as to matters that, individually or in the aggregate, would not have a material adverse effect on the Company. Solely for the purpose of the application of clause (ii) above, all representations and warranties of the Company set forth in this Agreement that are qualified as to materiality (including without limitation by the word "material" in the phrases "material adverse change" or "material adverse effect") shall be deemed to be not so qualified. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) LETTERS FROM COMPANY AFFILIATES. Parent shall have received from each person named in the letter referred to in Section 5.10(a) an executed copy of an agreement substantially in the form of Exhibit A hereto.

          (d) NO GOVERNMENTAL LITIGATION. There shall not be pending any suit, action, investigation or proceeding by any Governmental Entity,
     (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or seeking to place material limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of Parent's subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, or to compel the Company, Parent or any of Parent's subsidiaries to dispose of or hold separate any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company.

          SECTION 6.03. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date except (i) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such specific date) and (ii) for breaches of representations and warranties as to matters that, individually or in the aggregate, would not have a material adverse effect on Parent and Sub. Solely for the purpose of the application of clause (ii) above, all representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality (including without limitation by the word "material" in the phrases "material adverse change" or "material adverse effect") shall be deemed to be not so qualified. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

          SECTION 6.04. FRUSTRATION OF CLOSING CONDITIONS. None of the Company, Parent or Sub may rely on the failure of any condition set forth in
Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.05.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.01. TERMINATION. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval:

          (a)  by mutual written consent of Parent, Sub and the Company;

          (b)  by either Parent or the Company:

               (i) if the Merger shall not have been consummated by March 15, 1998 for any reason; PROVIDED HOWEVER, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

               (ii) if any Restraint having any of the effects set forth in
          Section 6.01(d) shall be in effect and shall have become final and nonappealable;

               (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof or by written consent; or

               (iv) if the Board of Directors of the Company has made the determination that a proposal constitutes a Superior Proposal; PROVIDED, HOWEVER, that the Company may not terminate this Agreement pursuant to this Section 7.01(b)(iv) unless and until the Company has complied with the notice and waiting period procedures set forth in
          Section 4.02(b) and no later than two days after such determination the Company pays to Parent the amounts specified under Section 5.08(b) pursuant to the terms of such Section 5.08(b).

          (c) by Parent if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Takeover Proposal or (ii) the Board of Directors of the Company shall have resolved to take any of the foregoing actions;

          (d) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any such representation or warranty of Parent shall have become inaccurate, in either case such that the conditions set forth in
     Section 6.03(a) or Section 6.03(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; PROVIDED, that if such breach by Parent or inaccuracy in Parent's representations and warranties is curable by Parent through the exercise of its reasonable efforts, then (i) the Company may not terminate this Agreement under this
     Section 7.01(d) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by the Company of written notice to Parent describing such breach or inaccuracy, provided Parent continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) the Company may not, in any event, terminate this Agreement under this Section 7.01(d) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and, provided further that the Company may not terminate this Agreement pursuant to this Section 7.01(d) if it shall have wilfully and materially breached this Agreement; or

          (e) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in
     Section 6.02(a) or Section 6.02(b), as the case may be, would not be satisfied as of the time of such breach by the Company or as of the time such representation or warranty shall have become inaccurate; PROVIDED, that if such breach by the Company or inaccuracy in the Company's representations and warranties is curable by the Company through the exercise of its reasonable efforts, then (i) Parent may not terminate this Agreement under this Section 7.01(e) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by Parent of written notice to the Company describing such breach or inaccuracy, provided the Company continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) Parent may not, in any event, terminate this Agreement under this Section 7.01(e) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and PROVIDED FURTHER that Parent may not terminate this Agreement pursuant to this Section 7.01(e) if it shall have wilfully and materially breached this Agreement.

          SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(s), the last sentence of Section 5.04, Section 5.08,
Section 5.09, this Section 7.02 and Article VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.03. AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; PROVIDED, HOWEVER, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

          SECTION 8.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent or Sub, to:

               International Business
               Machines Corporation
               New Orchard Road
               Armonk, NY 10504

               Attention:  Lee A. Dayton

               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019

               Attention:  Allen Finkelson, Esq.

          if to the Company, to:

               Unison Software, Inc.
               5101 Patrick Henry Drive
               Santa Clara, CA 95054

               Attention: Don Lee

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA 94304

               Attention:   Larry Sonsini, Esq.
                            Jeffrey Saper, Esq.
                            Marty Korman, Esq.


          SECTION 8.03.  DEFINITIONS.  For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) as it relates to the Company, "knowledge" means, with respect to any matter in question, that any of the chief executive officer, chief financial officer or any other executive officer of the Company has actual knowledge of such matter.

          (c) "made available" shall mean that the information referred to has been made available if requested by the party to whom information is to be made available.

          (d) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, as the case may be, any state of facts, change, effect or occurrence that is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole, as the case may be; PROVIDED, HOWEVER, that any state of facts, change, effect or occurrence (i) relating to the economy in general or such entity's industry in general and not specifically relating to such entity shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to such entity and (ii) (x) directly attributable to the announcement or pendency of this Agreement or the pendency of the Merger, or (y) resulting from the failure to obtain a consent or waiver with respect to an agreement to which the Company is a party that is listed on Section 3.01(d) of the Company Disclosure Schedule as requiring a consent or waiver in connection with this Agreement and the consummation of the Merger shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to the Company;

          (e) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

          (f) a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 8.04. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 8.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.06. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Stockholder Agreement, the Noncompetition Agreements and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Stockholder Agreement, the Noncompetition Agreements and the Confidentiality Agreement and (b) except for the provisions of
Article II, Section 5.06 and Section 5.07, are not intended to confer upon any person other than the parties hereto any rights or remedies.

          SECTION 8.07. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the partes shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

          SECTION 8.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.


          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                         INTERNATIONAL BUSINESS MACHINES CORPORATION,

                           by     /s/ Lee A. Dayton
                              ---------------------------------------
                              Name:    Lee A. Dayton
                              Title:   Vice President
                                       Corporate Development &
                                       Real Estate

                         NEW ORCHARD CORP.,

                           by     /s/ Lee A. Dayton
                              ---------------------------------------
                              Name:    Lee A. Dayton
                              Title:   President


                         UNISON SOFTWARE, INC.,

                           by    /s/ Donald H. Lee
                              ---------------------------------------
                              Name:    Donald H. Lee
                              Title:   President & Chief
                                       Executive Officer

                                                                   EXHIBIT A
                                                     TO THE MERGER AGREEMENT

                            FORM OF AFFILIATE LETTER

Dear Sirs:

          The undersigned, a holder of shares of common stock, par value $.001 per share ("Company Common Stock"), of Unison Software, Inc., a Delaware corporation (the "Company"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of September 12, 1997, among International Business Machines Corporation, a New York corporation ("Parent"), New Orchard Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, the Company will be merged with and into Sub (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $1.25 per share ("Parent Common Stock"), of Parent.

          If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

          The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of the general counsel of Parent or other counsel reasonably satisfactory to Parent (it being expressly agreed that

Wilson Sonsini Goodrich & Rosati shall be considered reasonably satisfactory for all purposes under this Agreement) or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

          In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto (or other reasonably satisfactory documentation evidencing compliance with Rule 145) and the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Common Stock sold as indicated in such letter.

          Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

          The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

          There will be placed on the certificates for Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the

     Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.


                                          Very truly yours,



Dated:

                                                                   ANNEX I
                                                              TO EXHIBIT A


[Name]                                                              [Date]


          On                    , the undersigned sold the securities of
International Business Machines Corporation ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of New Orchard Corp., a Delaware corporation, with and into Unison Software, Inc.

          Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                              Very truly yours,





            [Space to be provided for description of the Securities.]